As filed with the Securities and Exchange Commission on February 10, 2003
                                                      Registration No. 333-____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                    77-0138960
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                                741 Calle Plano
                          Camarillo, California 93012
              (Address of Principal Executive Offices) (Zip code)
                     APT Technologies, Inc. 2002 Stock Plan
                            (Full title of the plan)

                            -----------------------

                               Eugene F. Hovanec
                            Chief Financial Officer
                       Vitesse Semiconductor Corporation
                                741 Calle Plano
                          Camarillo, California 93012
                    (Name and address of agent for service)

                                 (805) 388-3700
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                            Francis S. Currie, Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                                            CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                       Proposed maximum    Proposed maximum   Amount of
              Title of securities                     Amount to be      offering price         aggregate     registration
                to be registered                       registered          per share        offering price       fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, issuable under the
APT Technologies, Inc. 2002 Stock
 Plan (1)...........................................   1,511,320          $ 0.26 (2)           $ 392,943       $40.00
-------------------------------------------------------------------------------------------------------------------------
   Totals...........................................   1,511,320             N/A               $ 392,943       $40.00
=========================================================================================================================

(1) All options outstanding under the APT Technologies, Inc. 2002 Stock Plan were assumed by the Registrant in connection with its acquisition of APT Technologies, Inc., and such options are now exercisable for the Registrant's Common Stock.

(2) Represents weighted average exercise price per share of the Registrant's common stock underlying outstanding options, pursuant to Rule 457(h) under the Securities Act of 1933 ("Rule 457(h)").


===============================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     2. The description of the Registrant's Common Stock, par value $.01 per share, contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1991, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     The Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Registrant and its shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances, and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. In addition, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

     The Registrant has entered into separate indemnification agreements with each of its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms.

     Item 7.  Exemption for Registration Claimed.

     Not applicable.

     Item 8.  Exhibits.

     The following are filed as part of this Registration Statement:

     Exhibit No.                             Description
     -----------                             -----------
         4.1        APT Technologies, Inc. 2002 Stock Plan (filed herewith)
         5.1 Opinion of Davis Polk & Wardwell as to the legality of securities being registered (filed herewith)
        23.1        Consent of KPMG LLP (filed herewith)
        23.3        Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
        24 Power of Attorney (Included on signature pages of this Registration Statement)


     Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on the10th day of February 2003.


                                    VITESSE SEMICONDUCTOR CORPORATION


                                    By: /s/ Eugene F. Hovanec
                                       -----------------------------------------
                                       Eugene F. Hovanec
                                       Vice President, Finance and
                                          Chief Financial Officer


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis R. Tomasetta and Eugene F. Hovanec, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                Title                              Date
               ---------                                -----                              ----

/s/ Louis R. Tomasetta             President, Chief Executive Officer and Director    February 10, 2003
--------------------------------   (Principal Executive Officer)
Louis R. Tomasetta


/s/ Eugene F. Hovanec              Vice President of Finance and Chief Financial      February 10, 2003
--------------------------------   Officer (Principal Financial and Accounting
Eugene F. Hovanec                  Officer)


/s/ James A. Cole                  Director                                           February 6, 2003
--------------------------------
James A. Cole


/s/ John C. Lewis                  Director                                           February 10, 2003
--------------------------------
John C. Lewis


/s/ Alex Daly                      Director                                           February 10, 2003
--------------------------------
Alex Daly


/s/ Vincent Chan                   Director                                           February 6, 2003
--------------------------------
Vincent Chan

                                 EXHIBIT INDEX


     Exhibit No.                             Description
     -----------                             -----------
         4.1        APT Technologies, Inc. 2002 Stock Plan (filed herewith)
         5.1 Opinion of Davis Polk & Wardwell as to the legality of securities being registered (filed herewith)
        23.1        Consent of KPMG LLP (filed herewith)
        23.3        Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
        24 Power of Attorney (Included on signature pages of this Registration Statement)